Exhibit 23.1

KPMG LLP

201 Main Street

Suite 2200

Fort Worth, TX 76102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2026, with respect to the consolidated financial statements of TXO Partners, L.P. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Fort Worth, Texas
February 26, 2026